UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 8, 2018, Mr. Richard M. Wagner, 50, was elected Vice President, Corporate Controller of Hill-Rom Holdings, Inc. ("Hill-Rom") by the Board of Directors of Hill-Rom. Mr. Wagner replaced Jason Richardson, who will now serve as Hill-Rom's Vice President, Financial Planning and Treasurer. Before joining Hill-Rom, Mr. Wagner was Vice President, Finance at Cree, Incorporated and prior to that role, he served as Vice President, Corporate Controller at Dentsply Sirona Incorporated.
There are no family relationships existing between Mr. Wagner and any director or executive officer of Hill-Rom. There have been no transactions, and no transactions are currently proposed, in which Hill-Rom was or is to be a participant and in which Mr. Wagner or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Wagner and any other persons pursuant to which Mr. Wagner was elected to such position.
Mr. Wagner's initial annual salary will be $318,000, and he will be eligible to participate in Hill-Rom's Short Term Incentive Compensation Plan targeting 40% of his annual base salary (for fiscal year 2018, pro-rated based on his start date) and Hill-Rom’s Long Term Incentive Plan (“LTI”), at a target level of 60% of his annual base salary. Mr. Wagner will be eligible for his first full annual LTI award in November 2018. Mr. Wagner will also receive a sign-on bonus of up to $585,000 comprised of (i) an after-tax cash award of up to $185,000, (ii) a cash award of $150,000, and (iii) $250,000 in restricted stock units of Hill-Rom. Both cash awards are repayable by Mr. Wagner to Hill-Rom if Mr. Wagner voluntarily terminates his employment with Hill-Rom or if he is terminated for cause by Hill-Rom during the first eighteen months after his start date. Mr. Wagner is also entitled to relocation benefits which will remain valid for a period of twelve months from his start date; provided, that if Mr. Wagner voluntarily terminates his employment with Hill-Rom within eighteen months of his start date, he will be required to reimburse Hill-Rom for all relocation expenses paid by Hill-Rom. Mr. Wagner’s LTI participation will be on the same terms as other Hill-Rom officers and his health and welfare and retirement benefits will be on the same terms as other Hill-Rom employees. If Mr. Wagner's employment is terminated without cause, Hill-Rom will be required to pay severance equal to six-months of his base salary.

Mr. Wagner will also be party to Hill-Rom's standard change in control agreement, Hill-Rom’s standard indemnity agreement and Hill-Rom's standard limited recapture agreement (which provides for the recapture of performance-based compensation and trading profits in the event of misconduct by Mr. Wagner that leads to a material restatement of Hill-Rom's financial statements). The indemnity agreement entered into between Hill-Rom and Mr. Wagner, which is in substantially the same form as the indemnity agreements with Hill-Rom’s other executive officers, obligates Hill-Rom to indemnify Mr. Wagner to the full extent permitted by the laws of the State of Indiana. Indemnification is required against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of a claim made against Mr. Wagner by reason of his service as an officer of Hill-Rom. Indemnification is not available in certain circumstances, including where Mr. Wagner's derived an improper personal benefit, where a court determines that indemnification is not lawful under any applicable statute or public policy or in connection with any proceeding initiated by Mr. Wagner unless required by law, authorized by the Board or related to enforcement of the indemnity agreement.

The foregoing summary of Mr. Wagner's letter agreement, limited recapture agreement, and indemnity agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, which are filed herewith as Exhibits 10.1, 10.2 an 10.3, respectively, and are incorporated by reference.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Letter Agreement executed March 21, 2018 between Hill-Rom Holdings, Inc. and Richard M. Wagner
10.2
Form of Limited Recapture Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.34 filed with the Company's Form 10-K for the year ended September 30, 2013)

10.3
Form of Indemnity Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.9 filed with the Company's Form 10-K for the year ended September 30, 2003)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: May 10, 2018	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President, Chief Legal Officer and Secretary